THE SECURITIES REPRESENTED BY THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

Void after 5:00 P.M., New York Time, on December 31, 2002

                                                             Warrant to Purchase
                                                             ________ Shares of
                                                             Common Stock

                CLASS B REDEEMABLE COMMON STOCK PURCHASE WARRANT

                  This Is to Certify That, FOR VALUE RECEIVED,


is entitled to purchase, subject to the provisions of this Warrant, from SELECT THERAPEUTICS, INC. (the "Company"), a Delaware corporation, at any time on or after November 11, 1999 (the "effective date"), and not later than 5:00 P.M., New York time, on December 31, 2002, thirteen thousand (13,000) shares of Common Stock of the Company at a purchase price per share of $3.00; provided, however, that the number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock shall be adjusted form time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". The above-named registered owner of this Warrant and its permitted transferees and/or assignees are hereinafter referred to as, collectively, the "Holder". This Warrant is one of the Class B Redeemable Common Stock Purchase Warrants representing on the original issue thereof the right of the holders to purchase an aggregate of 901,550 shares of Warrant Stock. The Warrants are identical in all respects except as to the name of the holder thereof and the number of shares of Warrant Stock purchasable thereunder.

     (a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time on or after the effective date, but not later than 5:00 P.M., New York time, on December 31, 2002, or if such expiration date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Warrant Stock specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new warrant evidencing the right of the Holder to purchase the balance of the Warrant Stock purchasable hereunder. At the close of business on the day of receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise and accompanied by payment as aforesaid for the Warrant Stock to be acquired, the Holder shall be deemed to be the holder of record of the number of fully paid and non-assessable shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to the Holder.

     (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

     (c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

          (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sales price of the Common Stock on such exchange on the last trading day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on the composite tape of such exchange; or

          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or, if not reported by NASDAQ, then reported by the National Quotation Bureau, Inc.) on the last trading day prior to the date of the exercise of this Warrant; or

          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than fully diluted book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

     (d) Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same amount of Warrant Stock purchasable hereunder. Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification reasonably satisfactory in form and substance to its counsel, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated, shall be at any time enforceable by anyone.

     (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) Anti-Dilution Provisions.

          (1) Stock Dividends, Subdivisions and Combinations. If the Company shall at any time issue Common Stock by way of dividend or other distribution on the Common Stock of the Company, or subdivide or combine the outstanding shares of Common Stock, then the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective). Upon any adjustment of the Exercise Price pursuant to this Section (f)(1), the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the amount of Warrant Stock, calculated to the nearest full share, obtained by multiplying the number of shares of Warrant Stock then issuable upon exercise of this Warrant by the Exercise Price then in effect and dividing the product so obtained by the new Exercise Price.

          (2) No Adjustment for Small Amounts. Anything in this Section (f) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least five percent in such Price, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least five percent, such change in the Exercise Price shall thereupon be given effect.

          (3) Common Stock Defined.  Whenever  reference is made in this Section
     (f) to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section (i) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

     (g) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustments. Each officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

     (h) Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock to the holders thereof as a group in proportion to their respective  shareholdings,  or
(ii) if the Company shall offer to the holders of Common Stock, as a group in proportion to their respective shareholdings, for subscription or purchase by them any shares of stock of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other similar change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant), sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolida- tion, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (i) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value or to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other similar change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant), or in case of any sale or conveyance to any other corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of securities and other property receivable upon such reclassification, capital reorganization or other similar change, consolidation, merger, sale or conveyance as if the Holder had exercised this Warrant prior to such transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (j) Spin-Offs. In the event the Company spins-off a subsidiary by distributing to the shareholders of the Company, as a dividend or otherwise, the stock of the subsidiary, the Company shall reserve, for the life of the Warrant, shares of the subsidiary to be delivered to the Holder upon exercise of the Warrant to the same extent as if Holder was the owner of record of the Warrant Stock on the record date for payment of the shares of the subsidiary.

     (k) Demand and "Piggyback" Registration Rights.

          (1) Definitions. As used in this Section (k), the following terms shall have the following meanings:

               (a) The term "Holder" shall mean any person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

               (b) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document (except a Registration Statement filed for a purpose which would render inappropriate the covenants of the Company contained in this Section (k) such as a Registration Statement on Form S-8 or any other inappropriate form), in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or order of effectiveness of such registration statement or document.

               (c) The term "Registrable Securities" shall mean the shares of Common Stock subscribed for pursuant to the Company's November 11, 1999 private placement and the Warrant Stock; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Securities and Exchange Commission ("SEC"), (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act wherein all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and (C) are held by a Holder or a permitted transferee of a Holder pursuant to Section (k)(10) below.

          (2) Registration under the Securities Act.

               (a) In the event that at any time before the third anniversary of the issue date of this Warrant the Company intends to register securities which relate to a current offering of securities of the Company, the Company shall give written notice (the "Company Notice") of such intention to the Holder, and upon receipt within 30 days after the giving of the Company Notice of the written request of the Holder, the Company shall include in such registration the Registrable Securities of the Holder so as to permit the public sale thereof by the Holder in compliance with the Securities Act. Neither the delivery of a Company Notice nor of a registration request by any Holder shall in any way obligate the Company to file such Registration Statement. Notwithstanding the filing of the Registration Statement the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which it relates, without liability to the Holder except that the Company shall pay such expenses as are to be paid by it under Section (k)(5).

               (b) Any Holder or combination of Holders of Registrable Securities who individually or in the aggregate, as the case may be, hold a majority of the Registrable Securities originally issued, may give written notice to the Company after he has or they have held his or their Registrable Securities for at least six months that he or they contemplate the transfer of all or any of his or their Registrable Securities under such circumstances that a public offering thereof, within the meaning of the Securities Act, would be involved. Within ten days after receiving any such notice, the Company shall give notice to the other Holders of Registrable Securities advising that the Company is proceeding to prepare and file a registration statement under the Securities Act registering the Registrable Securities of the notifying Holders and offering to include therein the Registrable Securities of the other Holders. The Company shall not be obligated to any such other Holder who does not accept such offer by written notice to the Company received within ten days thereafter. As promptly as practicable thereafter, the Company shall file a registration statement with respect to the offering and sale or other disposition of the subject Registrable Securities; provided, however, that the Company shall only be required to file such registration statement at such time as such filing does not unreasonably interfere with another public offering of securities of the Company and the Company is not required to include in such registration statement (at the time of filing or at the time it becomes effective) audited financial statements other than year-end audited financial statements.

               (c) In no event shall the Company be obligated to file more than one registration statement for the subject Registrable Securities on account of the registration rights granted to the Holders thereof.

          (3) Obligations of the Company.  Whenever  required under this Section
     (k) to include Registrable Securities in a
          registration  statement,   the  Company  shall,  as  expeditiously  as
          reasonably possible:

               (a) Use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed and, during the period that such registration statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the prospectus included therein does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that such 120-day period shall be extended for a period of time equal to the period that the Holder refrains from selling any securities included in such regis tration at the request of an underwriter of Common Stock (or other securities) of the Company, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in the registration statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its reasonable best efforts to register and qualify the Registrable Securities covered by such registration statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an under writing agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) At any time when a prospectus relating to Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, notify each Holder (i) when the registration statement or any post-effective amendment and supplement thereto has become effective, (ii) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make every effort to obtain the withdrawal of any order suspending effectiveness of the registration statement at the earliest possible time or prevent the entry thereof), (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (iv) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (4) Holders' Obligation to Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section (k) with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder's Registrable Securities.

          (5) Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registra tion of Registrable Securities pursuant to Section (k)(2) for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities; provided, however, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to any of the Holders. Notwithstanding the foregoing, each Holder shall pay all registration expenses that such Holder is required to pay under applicable law.

          (6) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section (k)(2) to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by selling stockholder to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders, including the Holders, according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder who is a Holder of Registrable Securities and is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

          (7) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of these Registration Rights.

          (8) Indemnification. In the event that any Regis trable Securities are included in a registration statement under this Section (k):

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
          (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section (k)(8) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the regis tration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other person selling securities in such registration statement and any controlling person of any such underwriter or other person, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information fur nished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section (8)(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement con tained in this Section (8)(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section
          (8)(b) exceed the gross proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this Section (8) of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section (8), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indem nified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a rea sonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indem nifying party of any liability to the indemnified party under this Section (8), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section (8).

               (d) If the indemnification provided for in this Section (8) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, dam age, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing
          provisions,   the  provisions  in  the  underwriting  agreement  shall
          control.

               (f) The obligations of the Company and Holders under this Section
          (8) shall survive the completion of any offering of Registrable Securities in a registration statement under these Registration Rights, and otherwise.

          (9) Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public pursuant to an exemption from registration, the Company agrees to:

               (a) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (b) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          (10) Permitted Transferees. The right to cause the

     Company to register Registrable Securities granted to the Holders by the Company under this Warrant may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities if:
     (a) such Holder gives prior written notice to the Company; (b) such transferee agrees to comply with the terms and provisions of this Agreement; (c) such transfer is otherwise in compliance with this Agreement and (d) such transfer is otherwise be effected in accordance with applicable securities laws. Except as specifically permitted by this Section (10), the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

          (11) Termination of Registration Rights. The right of any Holder to request the filing or inclusion in any regis tration pursuant to Section
     (k)(2) shall terminate if all Registrable Securities held by such Holder may immediately be sold under Rule 144.

     (l) Redemption of Warrants. Provided the closing price of the Company's Common Stock is $4.00 or more for 10 consecutive trading days, the Company shall have the right to call the Warrants for redemption at a price of $.001 per Warrant at any time. The Company shall give no less than 10 days written notice of redemption to the Holders as of the date of such notice. Such notice shall set a date not more than 90 days after the date of the redemption notice (the "Redemption Date"). Upon the Redemption Date, the Warrants shall be cancelled and shall thereafter be null and void and of no effect, and the Company shall pay to the Holders as of the date of the notice the above redemption price upon surrender of their Warrants. No Warrant will be subject to redemption unless at the time of the giving of such notice the Company has an effective registration statement under the Securities Act registering its sale of the Warrant Stock.

     (m) Transfer to Comply with the Securities Act.

          (1) This Warrant, or any new warrant issued pursuant to Section (d) hereof, or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant, may not be offered or sold except in conformity with the Securities Act and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section (m) with respect to any resale or other disposition of such securities.

          (2) The Company may cause a customary legend for securities not registered under the Securities Act to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (k) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary.

     (n) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given either (i) by delivery in person, in which case any such notice shall be deemed to have been duly given upon receipt, or (ii) by certified mail, (postage paid and return receipt requested),in which case said notice will be deemed to have been duly given three (3) days after such mailing, to the respective parties as follows:

     If to the Company:

               Select Therapeutics, Inc.
               124 Mt. Auburn St., Suite 200 North
               Cambridge, MA 02138
               Attn:  Robert Bender, Chairman

     If to Holder:

               ___________________
               ___________________
               ___________________

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of a change of address shall only be effective upon receipt.

     (n) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws.

     (o) No Prior Agreements. This Warrant (i) contains the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and
(ii) is not intended to confer upon any other person any rights or remedies hereunder.

     (p) Effect of Headings. The section headings herein are for convenience only and shall not affect the meaning or construction of this Agreement.

                                                    SELECT THERAPEUTICS, INC.


                                               By:_____________________________
                                                   Robert Bender, Chairman

                CLASS B REDEEMABLE COMMON STOCK PURCHASE WARRANT


                                  PURCHASE FORM


                                  PURCHASE FORM


                                                      Dated _____________, 20___



     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____________ shares of Common Stock of SELECT THERAPEUTICS, INC. and hereby makes payment of $__________ in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ___________________________________________________________________________
     (please typewrite or print in block letters)

Address_________________________________________________________________________

Signature_______________________________________________________________________

Social Security or Employer I.D. No.____________________________________________


                                 ASSIGNMENT FORM


                  FOR VALUE RECEIVED,___________________________________________


hereby sells, assigns and transfers unto

Name ___________________________________________________________________________
     (please typewrite or print in block letters)

Address_________________________________________________________________________

the right to purchase Common Stock, represented by this Warrant to the extent of ____________ shares as to which right is exercisable, and does hereby irrevocably constitute and appoint _____________________________________ , attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                                            Signature___________________________



Dated _____________, 20___